Exhibit 99.1

Nine Energy Service Announces Third Quarter 2018 Results

•	Revenue, Net Income and Adjusted EBITDAA of $218.4 million, $13.7 million and $38.4 million, respectively for the third quarter of 2018

•	Third quarter 2018 Revenue, Net Income and Adjusted EBITDA increased approximately 6%, 51% and 25%, respectively over the second quarter 2018

•	Third quarter 2018 ROICB of 12%

HOUSTON, November 12, 2018 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported third quarter 2018 revenues of $218.4 million, net income of $13.7 million and adjusted EBITDA of $38.4 million. Third quarter 2018 revenues increased approximately 6% as compared to the second quarter 2018 revenues of $205.5 million. For the third quarter of 2018, the Company reported net income of $13.7 million, or $0.56 per diluted share. This compares to net income of $9.0 million, or $0.37 per diluted share in the second quarter of 2018. This represents an increase in net income of approximately 51% compared to second quarter 2018. The Company reported third quarter 2018 adjusted EBITDA of $38.4 million, an increase of approximately 25% compared to second quarter 2018 adjusted EBITDA of $30.6 million, and represented the seventh sequential quarterly increase. The Company had provided original third quarter 2018 revenue guidance between $208.0 and $216.0 million and adjusted EBITDA guidance between $34.0 and $37.0 million, with actual results outperforming the midpoint of third quarter 2018 revenue guidance by approximately 3% and the midpoint of third quarter adjusted EBITDA guidance by approximately 8%. For the third quarter of 2018, the Company generated an ROIC of 12%, as compared to second quarter 2018 ROIC of 8%.

“I am extremely proud of our team and their accomplishments in the field,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “Thanks to a relentless focus on our customers, we continue to outperform the market with profitable market share gains across the business. Our expertise in downhole completions ensures we provide the premier offering of both conveyance and technology. Providing customers with a sustainable value proposition that is proven through decreased cycle time and higher efficiencies is a key differentiator for Nine.”

“While we are happy with the 6% revenue growth this quarter, I am equally pleased with the profitability metrics that continue to improve throughout the year. ROIC, net income and cash flow from operations increased by approximately 40%, 51% and 224%, respectively this quarter. All three of these metrics will continue to guide management on future capital deployment decisions and measuring company performance. The positive trends in Nine’s organic performance are magnified by completions complexity with longer laterals, more stages and large-scale manufacturing development, all of which will help drive more selective service selection and future growth and profitability for Nine.”

“While the fourth quarter is historically affected by weather and holidays, the overall market outlook for 2019 is positive. Our addition of Magnum Oil Tools gives us an even more balanced technology offering for our customers, and we believe there will be a strong call for North American shale activity. Nine is well positioned for growth and I am excited for our future,” Fox concluded.

Business Segment Results

Completion Solutions

During the third quarter of 2018, the Company’s Completion Solutions segment, which includes the Company’s cementing, completion tools, wireline and coiled tubing services reported revenues of $196.6 million compared to second quarter 2018 revenues of $185.1 million, representing an approximate 6% increase. For the third quarter 2018, Completion Solutions reported adjusted gross profitc of $49.4 million compared to second quarter 2018 adjusted gross profit of $39.1 million, representing an approximate 26% increase.

Production Solutions

During the third quarter of 2018, the Company’s Production Solutions segment, which includes well services, generated revenues of $21.8 million compared to second quarter 2018 revenues of $20.4 million, representing an approximate 7% increase. For the third quarter 2018, Production Solutions reported adjusted gross profit of $3.1 million compared to second quarter 2018 adjusted gross profit of $2.8 million, representing an approximate 12% increase.

Other Financial Information

During the third quarter of 2018, the Company reported selling, general and administrative expense of $21.8 million, compared to $16.1 million for the second quarter of 2018. Depreciation and amortization expense (“D&A”) in the third quarter of 2018 was $15.5 million, compared to $15.1 million for the second quarter of 2018.

During the third quarter of 2018, the Company’s effective tax rate was 7.6%. The effective tax rate for the quarter was primarily attributable to changes in pre-tax book income and valuation allowance positions, as well as tax liabilities in states where income is expected to exceed available net operating losses.

Liquidity and Capital Expenditures

During the third quarter of 2018, the Company reported net cash provided by operating activities of $25.6 million, compared to $7.9 million for the second quarter of 2018.

As of September 30, 2018, Nine’s cash and cash equivalents were $86.5 million with $50.0 million of revolver capacity, $49.5 million of which is currently available, resulting in a total liquidity position of $136.0 million as of September 30, 2018.

Capital expenditures totaled $11.5 million during the third quarter of 2018, compared to $11.6 million in the second quarter of 2018.

Magnum Oil Tools Acquisition

On October 25, 2018, Nine completed the acquisition of Magnum Oil Tools International, LTD, a market-leading downhole technology provider with a broad offering of downhole completion products. Total upfront consideration of $493 million consisted of approximately $334 million of cash, subject to customary adjustments, as well as 5 million shares of Nine common stock. The Company funded the cash purchase price with net proceeds from a private offering of $400 million in aggregate principal amount of 8.75% senior unsecured notes due 2023 at par together with cash on hand and borrowings under a new asset-based loan credit facility entered in connection with the consummation of the transaction. The Magnum partnership solidifies Nine as one of the premier providers of completion focused technology combined with excellence in both service execution and conveyance capability.

ABCSee end of press release for definitions

Conference Call Information

The call is scheduled for Tuesday, November 13, 2018 at 10:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through November 27, 2018 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13684535.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion and production solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and throughout Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein, including those related to the Company’s acquisition of Magnum and potential securities offering, are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general energy service industry risks; volatility of crude oil and natural gas commodity prices; a decline in demand for the Company’s services, including due to declining commodity prices; the Company’s ability to implement price increases or maintain pricing of the Company’s core services; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the Company’s ability to implement new technologies and services; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; and other factors described in the “Risk Factors” and “Business” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Director, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018
Revenues	$218,427	$205,492
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	165,882	163,591
General and administrative expenses	21,784	16,070
Depreciation	13,661	13,212
Amortization of intangibles	1,857	1,896
Loss on equity method investment	77	118
Gain on sale of property and equipment	(1,190)	(881)

Income from operations	16,356	11,486

Other expense
Interest expense	1,568	1,815

Total other expense	1,568	1,815

Income before income taxes	14,788	9,671
Provision for income taxes	1,130	652

Net income	$13,658	$9,019
Net income per share
Basic	$0.57	$0.38
Diluted	$0.56	$0.37
Weighted average shares outstanding
Basic	23,971,032	23,895,858
Diluted	24,389,295	24,351,000
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$207	$(250)

Total other comprehensive income (loss), net of tax	207	(250)

Total comprehensive income	$13,865	$8,769

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	September 30, 2018	June 30, 2018
Assets
Current assets
Cash and cash equivalents	$86,534	$70,860
Accounts receivable, net	162,437	140,968
Income taxes receivable	84	109
Inventories, net	29,571	23,091
Prepaid expenses and other current assets	7,035	7,431
Notes receivable from shareholders	10,551	10,526

Total current assets	296,212	252,985
Property and equipment, net	257,447	248,803
Goodwill	93,756	93,756
Intangible assets, net	57,892	59,749
Other long-term assets	1,144	1,093

Total assets	$706,451	$656,386

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$—	$5,899
Accounts payable	49,497	39,002
Accrued expenses	44,600	25,871
Current portion of lease obligations	372	—

Total current liabilities	94,469	70,772
Long-term liabilities
Long-term debt	114,048	107,980
Deferred income taxes	5,983	5,392
Long-term lease obligations	1,266	—
Other long-term liabilities	55	62

Total liabilities	215,821	184,206
Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 25,114,597 and 25,030,863 shares issued and outstanding at September 30, 2018 and June 30, 2018, respectively)	251	250
Additional paid-in capital	564,229	559,645
Accumulated other comprehensive loss	(4,121)	(4,328)
Accumulated deficit	(69,729)	(83,387)

Total stockholders’ equity	490,630	472,180

Total liabilities and stockholders’ equity	$706,451	$656,386

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018
Cash flows from operating activities
Net income	$13,658	$9,019
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	13,661	13,212
Amortization of intangibles	1,857	1,896
Amortization of deferred financing costs	169	169
Recovery of doubtful accounts	(19)	(30)
Provision for deferred income taxes	590	422
Provision for inventory obsolescence	50	228
Stock-based compensation expense	3,508	3,971
Gain on sale of property and equipment	(1,190)	(881)
Loss on revaluation of contingent liabilities	45	607
Loss on equity method investment	77	118
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(21,334)	(24,981)
Inventories, net	(6,489)	(1,622)
Prepaid expenses and other current assets	1,574	(571)
Accounts payable and accrued expenses	19,533	7,227
Income taxes receivable/payable	25	(831)
Other assets and liabilities	(159)	(60)

Net cash provided by operating activities	25,556	7,893

Cash flows from investing activities
Proceeds from sales of property and equipment	497	198
Proceeds from property and equipment casualty losses	—	1,743
Purchases of property and equipment	(11,480)	(11,597)

Net cash used in investing activities	(10,983)	(9,656)

Cash flows from financing activities
Proceeds from issuance of common stock in IPO, net of offering costs	—	(166)
Proceeds from exercise of stock options	1,867	—
Vesting of restricted stock	(790)	—

Net cash provided by (used in) financing activities	1,077	(166)

Impact of foreign currency exchange on cash	24	(111)

Net increase (decrease) in cash and cash equivalents	15,674	(2,040)
Cash and cash equivalents
Beginning of period	70,860	72,900

End of period	$86,534	$70,860

NINE ENERGY SERVICE, INC.

SEGMENT DATA

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018
Revenues
Completion Solutions	$196,608	$185,111
Production Solutions	21,819	20,381

	$218,427	$205,492

Cost of revenues (1)
Completion Solutions	$147,178	$146,002
Production Solutions	18,704	17,589

	$165,882	$163,591

Adjusted gross profit
Completion Solutions	$49,430	$39,109
Production Solutions	3,115	2,792

	$52,545	$41,901

General and administrative expenses	21,784	16,070
Depreciation	13,661	13,212
Amortization of intangibles	1,857	1,896
Loss on equity method investment	77	118
Gain on sale of property and equipment	(1,190)	(881)

Income from operations	$16,356	$11,486
Capital expenditures
Completion Solutions	$10,723	$10,630
Production Solutions	665	955
Corporate	92	12

	$11,480	$11,597
Total Assets
Completion Solutions	$496,373	$461,683
Production Solutions	116,516	116,672
Corporate	93,562	78,031

	$706,451	$656,386

(1)	Excludes depreciation and amortization, shown separately.

NINE ENERGY SERVICE, INC.

GEOGRAPHICAL SPLIT

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018
Revenues
United States	$208,907	$197,431
Canada	9,520	8,061

	$218,427	$205,492

	September 30, 2018	June 30, 2018
Long-lived assets(2)
United States	$310,530	$303,788
Canada	4,809	4,764

	$315,339	$308,552

(2)	Inclusive of property and equipment and intangible assets

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018
Calculation of gross profit
Revenues	$218,427	$205,492
Cost of revenues (exclusive of depreciation and amortization shown separately below)	165,882	163,591
Depreciation (related to cost of revenues)	13,434	12,993
Amortization of intangibles	1,857	1,896

Gross profit	$37,254	$27,012

Adjusted gross profit
(excluding depreciation and amortization) reconciliation
Gross profit	$37,254	$27,012
Depreciation (related to cost of revenues)	13,434	12,993
Amortization of intangibles	1,857	1,896

Adjusted gross profit	$52,545	$41,901

NINE ENERGY SERVICE, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018
EBITDA reconciliation:
Net income	$13,658	$9,019

Interest expense	1,568	1,815
Depreciation	13,661	13,212
Amortization of intangibles	1,857	1,896
Provision for income taxes	1,130	652

EBITDA	$31,874	$26,594

Adjusted EBITDA reconciliation:
EBITDA	$31,874	$26,594

Transaction expenses	2,320	—
Loss on revaluation of contingent liabilities (1)	45	607
Loss on equity method investment	77	118
Stock-based compensation expense	3,508	3,971
Gain on sale of property and equipment	(1,190)	(881)
Legal fees and settlements (2)	1,721	177

Adjusted EBITDA	$38,355	$30,586

(1)

Loss on revaluation of contingent liabilities relates to our acquisition of Scorpion to be paid in shares of common stock and in cash, contingent upon quantities of Scorpion Composite Plugs sold during 2016 and gross margin related to the product sales for three years following the acquisition.

(2)	Amount represents fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATIONS OF ROIC CALCULATIONS

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018
Net income	$13,658	$9,019
Add back:
Interest expense	1,568	1,815
Taxes on interest	(330)	(381)

After-tax net operating profit	$14,896	$10,453
Total capital as of prior-period end:
Total stockholders’ equity	$472,180	$459,440
Total debt	115,274	115,274
Less cash and cash equivalents	(70,860)	(72,900)

Total capital	$516,594	$501,814

Total capital as of period-end:
Total stockholders’ equity	$490,630	$472,180
Total debt	115,274	115,274
Less cash and cash equivalents	(86,534)	(70,860)

Total capital	$519,370	$516,594

Average total capital	$517,982	$509,204

ROIC	12%	8%

A

Adjusted EBITDA is defined as EBITDA further adjusted for (i) impairment of goodwill and other intangible assets, (ii) transaction expenses related to acquisitions or the Combination, (iii) loss from discontinued operations, (iv) loss or gains from the revaluation of contingent liabilities, (v) non-cash stock-based compensation expense, (vi) loss or gains on sale of assets, (vii) inventory write-down and (viii) adjustment for other expenses or charges, to exclude certain items which we believe are not reflective of ongoing performance of our business, such as transaction expenses associated with our IPO, legal expenses and settlement costs related to litigation outside the ordinary course of business, and restructuring costs. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure.

B

ROIC is defined as after-tax net operating profit, divided by average total capital. We define after-tax net operating profit as income (loss) from continuing operations (net of tax) plus interest expense, less taxes on interest. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We then take the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC is a meaningful measure because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested. Management uses ROIC to assist them in capital resource allocation decisions and in evaluating business performance.

C

Adjusted gross profit is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit to evaluate operating performance and to determine resource allocation between segments. We prepare adjusted gross profit (excluding depreciation and amortization) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.